Exhibit 10.5

DocuSign Envelope ID: 67F03340-F2D0-449C-9884-6053779AB4C1 _5_/4_/2_0_2_0 Thank you for choosing Valley for your Paycheck Protection Program (PPP) Loan. Enclosed you will find the closing documentation. Please execute all loan documentation where you are required to sign in the loan documentation and return the executed documents. You may execute the documents electronically in accordance with the instructions contained in the documentation. It is important to remember that the PPP loan proceeds are intended for: - - - - - - Payroll costs Payments on Mortgage Interest Rent Utilities Interest on Other Debt Obligations To refinance eligible EIDL loans The PPP allows for your loan to be forgiven under certain conditions. The conditions and requirements for granting forgiveness as well as the instructions and timing for applying for forgiveness can be found on the Small Business Association (SBA) website . It is your responsibility to satisfy all requirements, including providing the documentation that substantiates the PPP funds were spent in the approved manner for forgiveness. You will need to provide such support with a certification at time of application for forgiveness. The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the PPP, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136). 1

DocuSign Envelope ID: 67F03340-F2D0-449C-9884-6053779AB4C1 SMALL BUSINESS ADMINISTRATION'S (“SBA”) PAYCHECK PROTECTION PROGRAM(“PPP”) TERM NOTE (“NOTE”) 5/4/2020 $_9_7_3,_1_6_6._0_0 _ _ Wayne, New Jersey For value received,theundersigned In_ra_d_O_p_tic_s_, I_n_c._ , a (the C_-_C_or_p_ _ , with an address of _18_1_L_e_gr_a_nd_A_v_e_. N_o_rt_h_va_le_N_J_7_6_47 _ _, "Borrower"), promises to pay to the order of Valley National Bank, a national banking association with an address of 1455 Valley Road, Wayne, New Jersey 07470 (together with its successors and assigns, the "Bank"), pursuant to the terms and conditions promulgated by the SBA, and /or The U.S. Department of Treasury concerning the PPP as authorized by Title 1 of theCoronavirusAid,ReliefandEconomicSecurityAct(“CaresAct”),theprincipalamountof ($_9_7_3,_16_6_.0_0 ) on or before _M_ay_4 , 2022 , which is two (2) years after execution of this Note (the "Maturity Date"). This Note shall be repaid in the manner hereinafter set forth, together with interest from the date this Note is executed, until such time that the Note is paid in full together will all outstanding interest and other costs. The aggregate principal balance outstanding shall bear interest thereon at a per annum rate equal to One Percent (1.00%). Payments under this Note shall be deferred for six (6) months, from the date of its execution (“Deferment Period”). Interest shall continue to accumulate during the Deferment Period. Borrower commencing as of _D_ec_e_m_b_er_4 , 2020, shall pay the Bank consecutive equal monthly payments of $_5_4_,6_3_2._59 , the Bank shall not require a balloon payment on the Maturity Date, except for the last installment, which may include any outstanding principal, costs and fees due to the Bank, if any, as of the Maturity Date. Monthly payments may be adjusted, if part of the loan is forgiven, in accordance with the terms and conditions of this Note or regulations concerning the PPP and the Cares Act. Principal and interest shall be payable at the Bank's main office or at such other place as the Bank may designate in writing in immediately available funds in lawful money of the United States of America without set-off, deduction or counterclaim. Interest shall be calculated on the basis of actual number of days elapsed and a 360-day year. This Note shall continue in full force and effect until all obligations and liabilities evidenced by this Note are paid in full and the Bank is no longer obligated to extend financial accommodations to the Borrower respecting this Note. Any payments received by the Bank on each installment payment shall be applied first to pay interest accrued to the day the Bank receives the payment, and then to bring principal current. The Bank will then apply any remaining balance to reduce principal. Bank and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of the loan, except to the extent that such shareholder, member or partner uses the loan proceeds for an unauthorized purpose. The Borrower hereby authorizes the Bank to charge any deposit account which the Borrower may maintain with the Bank for any payment required hereunder without prior notice to the Borrower. If pursuant to the terms of this Note, the Borrower is at any time obligated to pay interest on the principal balance at a rate in excess of the maximum interest rate permitted by applicable law for the loan evidenced by this Note, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. Notwithstanding any provision in this Note to the contrary: Borrower may prepay this Note at any time without penalty. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must: (i) Give Bank written notice; (ii) Pay all accrued interest; and (iii) If the prepayment is received less than 21 days from the date Bank received the notice, pay an amount equal to 21 days interest from the date Bank received the notice, less any interest accrued during the 21 days and paid under (ii) of this paragraph. If Borrower does not prepay within 30 days from the date Bank received the notice, Borrower must give Bank a new notice. Borrower may apply to Lender for forgiveness of the amount due on this loan in an amount equal to the sum of the following costs incurred by Borrower during the 8-week period beginning on the date of first disbursement of this loan: a. b. Payroll costs Any payment of interest on a covered mortgage obligation (which shall not include any prepayment

DocuSign Envelope ID: 67F03340-F2D0-449C-9884-6053779AB4C1 of or payment of principal on a covered mortgage obligation) c. d. Any payment on a covered rent obligation Any covered utility payment The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136). Not more than 25% of the amount forgiven can be attributable to non-payroll costs. Borrower understands that if, Borrower received an Economic Injury Disaster Loan (“EIDL”) advance, that amount shall be subtracted from the loan forgiveness amount. The Borrower hereby affirms, certifies and represents to the Bank that the proceeds of this Note will not be used in any manner whatsoever that would violate the use of funds as set forth in the rules and regulations promulgated for the PPP pursuant to the Cares Act, inclusive of, but not limited to all requirements set forth in the Paycheck Protection Program Interim Final Rule, as amended from time to time and the PPP. Borrower will not, without Lender’s consent, change its ownership structure, make any distribution of company assets that would adversely affect its financial condition, or transfer (including pledging) or dispose of any assets, except in the ordinary course of business. Borrower will keep books and records in a manner satisfactory to Lender, furnish financial statements as requested by Lender, and allow Lender and SBA to inspect and audit books, records and papers relating to Borrower’s financial or business condition. Program Interim Final Rule, as amended from time to time. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower of this Note, waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of every kind in connection with the delivery, acceptance, performance or enforcement of this Note and assent to any extension or postponement of the time of payment or any other indulgence. This Note shall be binding upon the Borrower and upon its respective heirs, successors, assigns and legal representatives, and shall inure to the benefit of the Bank and its successors, endorsees and assigns. The Borrower will from time to time execute and deliver to the Bank such documents, and take or cause to be taken, all such other further action, as the Bank requests in order to effect and confirm or vest more securely in the Bank all rights contemplated by this Note or any other loan documents related thereto (including, without limitation, to correct clerical errors) or to vest more fully in or assure to the Bank the security interest in any collateral securing this Note or to comply with applicable statute, law or regulation of the SBA or United States Treasury, applicable to the PPP. In addition, Borrower shall execute and produce any documentation necessary or as required by the SBA or United States Treasury for the Bank to calculate, confirm and authenticate the loan forgiveness authorized to pursuant to PPP, inclusive of, but not limited to requirements set forth in Section 1106 of the Cares Act. Any notices under or pursuant to this Note shall be deemed duly received and effective if delivered in hand to any officer or agent of the Borrower or Bank, or if mailed by registered or certified mail, return receipt requested, addressed to the Borrower or Bank at the address set forth in this Note, or delivered by electronic means, with receipt acknowledged by recipient, or as any party may from time to time designate by written notice to the other party. The parties agree that this Note may be completed, signed and delivered by electronic means (including, without limitation, through the DocuSign, Inc. electronic signing system) in one or more counterparts and all of the counterparts taken together shall constitute the same agreement. This Note shall be interpreted as a valid and binding agreement and fully admissible in any court of law or otherwise and under any and all state and federal rules of evidence. The Borrower agrees this Note is a transferrable record under any applicable Uniform Electronic Transactions Act and under the federal Electronic Signatures in Global and National Commerce Act, as may be amended from time to time. THE BORROWER, AND THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE, ANY OF THE OBLIGATIONS OF THE BORROWER TO THE BANK, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED OR ANY OTHER ACTION OF ANY BORROWER GRANTED A LOAN BY THE BANK UNDER THE PPP. THE BORROWER AND THE BANK EACH CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER. THIS NOTE WILL BE INTERPRETED AND ENFORCED UNDER FEDERAL LAW, INCLUDING SBA REGULATIONS. AS TO THIS NOTE, BORROWER MAY NOT CLAIM OR ASSERT AGAINST SBA ANY LOCAL OR 2

DocuSign Envelope ID: 67F03340-F2D0-449C-9884-6053779AB4C1 STATE LAW TO DENY ANY OBLIGATION, DEFEAT ANY CLAIM OF SBA, OR PREEMPT FEDERAL LAW. 5/4/2020 Executed as an instrument under seal as of Borrower: _In_ra_d_O pt_ic_s_, I_n_c._ _ By: Name: Title: _ T_h_e_re_s_a_A_._B_a_lo_g_ _ C_F_O _ 3

DocuSign Envelope ID: 67F03340-F2D0-449C-9884-6053779AB4C1

U.S. Small Business
Settlement Sheet

OMB APPROVAL NO.: 3245-0200
EXPIRATION DATE: 04/30/2022

SBA Loan Number 6778817206	**Lender Name** Valley National Bank	**Lender FIRS Number** 9396
SBA Loan Name Inrad Optics, Inc.		**Note Amount** 973,166.00

Loan Type: [X] Term Loan [ ] Line of Credit **Disbursement Type:** [ ] First Disbursement [ ] Subsequent Disbursement [X] Full Disbursement

Authorized Use of Proceeds:	Name of Payee:	Amount Disbursed:	Authorized Amount Remaining:
SBA PPP	Inrad Optics, Inc.	$ 973,166.00	$ -

At the time of completion of this form, the Lender and the Borrower certify that:

1. The loan proceeds were disbursed and received and will be used in accordance with the Use of Proceeds section of the Authorization, including any and all SBA/Lender approved modifications, and that all required equity or Borrower injections have been made in accordance with the Authorization and any approved modifications; and
2. There has been no unremedied adverse change in the Borrower's or Operating Company's financial condition, organization, management, operations or assets since the date of application that would warrant withholding or not making this disbursement or any further disbursement.

At the time of each subsequent disbursement on this loan, the Lender, by disbursing the loan proceeds, and the Borrower by receiving them, are deemed to certify that the above certifications are true with respect to each and every disbursement made.

WARNING: By signing below you are certifying that the above statements are accurate to the best of your knowledge. Submitting false information to the Government may result in criminal prosecution and fines up to $250,000 and/or imprisonment for up to 5 years under 18 USC § 1001. Submitting false statements to a Federally insured institution may result in fines up to $1,000,000 and/or imprisonment for up to 30 years under 18 USC § 1014, penalties under 15 USC § 645, and/or civil fraud liability.

Authorized Lender Official	Borrower
Signature: [signature]	**Signature:** DocuSigned by: THERESA BALOG 1F2C3E3858794F5...
Print Name: Thomas Iadanza	**Print Name:** Theresa A. Balog
Title: Chief Banking Officer	**Title:** CFO
Date: 5/4/2020	**Date:** 5/4/2020

SBA Form 1050 (04-19) Previous Editions Obsolete

NOTE: According to the Paperwork Reduction Act, you are not required to respond to this collection of information unless it displays a currently valid OMB Control Number. The estimated burden for completing this form, including time for reviewing instructions, and gathering data needed, is 30 minutes. Comments or questions on the burden estimates or other aspects of this information collection should be sent to U.S. Small Business Administration, Director, RMD, 409 3rd St., SW, Washington DC 20416 and/or SBA Desk Officer, Office of Management and Budget, New Executive Office Building, Rm. 10202, Washington DC 20503. **PLEASE DO NOT SEND THE COMPLETED FORMS TO THESE ADDRESSES.**

DocuSign Envelope ID: 67F03340-F2D0-449C-9884-6053779AB4C1

Valley

ATTESTATION OF BORROWER

Theresa A. Balog, being of full age, with an address at 14258 Gregg Neck Road, Galena, MD 21635, being the *(Select one of the following)*

☐ Eligible Individual ☒ Corporate Officer ☐ Manager ☐ Sole Member or Member(s) of Inrad Optics, Inc., (the "Company") a *(Select one of the following)*

☐ Sole Proprietorship/independent ☐ Contractor ☐ Limited Liability Company ☒ Corporation ☐ Non-Profit

with an address at 181 Legrand Ave. Northvale NJ 7647 hereby affirms attests and certifies under penalty of perjury, as follows:

I have submitted the application pursuant the SBA/Paycheck Protection Program ("PPP") promulgated in accordance with the Sections 1102-1106 of the Coronavirus Aid, Relief and Economic Security Act ("Cares Act"). The information set forth in the application is true and correct.

I certify that the Company has been open and in operation to during the operative eligibility period set forth in the Cares Acts; the application and any exhibits and/or supplemental material provided, inclusive of, but not limited to, payroll, verified payments, or any other eligible costs or expenses are true and correct. Any funds provided to the Company pursuant to the Cares Act shall be used solely for retention of workers, payroll, mortgage interest payments, lease payments and utility payments. I will not use the funds provided pursuant to the Cares Act for any purpose whatsoever, not permitted pursuant to the Cares Act.

I have been advised that Valley National Bank will not share fees with agents as envisioned under the SBA interim final regulation. I certify that no accountant, lawyer, broker or other agent is entitled to a fee for submitting or preparing my application that will be payable by Valley National Bank out the administrative fee Valley is entitled to from the SBA or otherwise. I acknowledge and accept Valley National Bank's interpretation of the definitions and obligations set forth in the Cares Act, including, but not limited to its interpretation of the meaning of eligible payroll expenses and other eligible expenses. Valley National Bank's interpretation shall be final as it relates to this application and the Company by executing this Attestation agrees not to bring any claim related to such interpretation.

I affirm and understand that if the Company does not have a deposit account in its own name at Valley National Bank, but a party related to the Company, who is able to act as a fiscal agent for the Company maintains a deposit account with Valley National Bank, the Company hereby permits the proceeds of the PPP loan be deposited in such account. The name of the related party along with the account number with the deposit account at Valley National Bank acting as a fiscal agent for the Company is set forth in the application or said information is otherwise attached to the application package as a schedule or exhibit or is otherwise attached to the loan application package or loan documentation provided by me to Valley National Bank.

I will supply information as requested by the Lender and/or the Small Business Administration ("SBA") underwriting and/or servicing the loan in a timely manner. Further I shall update and correct any statements or information and shall ensure said information remains accurate throughout the term of the loan. I certify , affirm and attest that the foregoing statements made by me are true. I am aware that if any of the foregoing statements made by me are willfully false, I am subject to punishment, inclusive of but not limited to denial of the application, immediate default of the loan and other penalties.

ENTITY NAME:

By: DocuSigned by: THERESA BALOG 1F2C3E3858794F5...

Name: Theresa A. Balog

Title: CFO

© 2020 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved.